Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Scott D. Peters	Kristen Armstrong
Chairman, CEO & President	Executive Assistant to the CEO
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480.998.3478	480.998.3478
ScottPeters@htareit.com	KristenArmstrong@htareit.com
Healthcare Trust of America Announces Chief Financial Officer Retirement
SCOTTSDALE, Arizona (August 19, 2014) - Healthcare Trust of America, Inc. (NYSE: HTA) announced today that Kellie S. Pruitt, Chief Financial Officer, Secretary and Treasurer of HTA has notified the Company of her intentions to retire. Ms. Pruitt will remain with the Company through September 30, 2014 and, thereafter, will serve in an advisory capacity until December 31, 2014 to ensure a smooth transition.
Effective September 1, 2014, HTA has appointed Robert A. Milligan as Chief Financial Officer, Secretary and Treasurer. Mr. Milligan currently serves as the Company’s Executive Vice President of Corporate Finance and Capital Markets and has been with the Company since 2012. Prior to HTA, Mr. Milligan served in various corporate finance and capital markets roles with Bank of America Merrill Lynch and General Electric. He holds a BS degree in Finance and Economics from Arizona State University and a MBA degree from the University of Chicago.
HTA also announced today the promotions of Bridget Legge to Chief Accounting Officer and Kristina Abril to Corporate Controller. Ms. Legge, has served as the Company’s Corporate Controller since 2011. Ms. Legge is an active Certified Public Accountant and has over 23 years of accounting and SEC reporting experience. Ms. Abril currently serves as the Company’s assistant controller and has over 20 years of accounting experience. Prior to HTA, Ms. Abril served in various accounting roles, including Chief Financial Officer, for multiple public and private restaurant companies.
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems in the U.S. Since its formation in 2006, HTA has invested approximately $3.2 billion to build a portfolio of properties that is comprised of approximately 14.5 million square feet of gross leasable area located in 27 states. It operates its properties through regional offices in Scottsdale, Albany, Atlanta, Boston, Charleston, Dallas, Indianapolis, and Pittsburgh.
For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.
FORWARD-LOOKING LANGUAGE
This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.
The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:
•  changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;
•  competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;
•  economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;
•  retention of HTA’s senior management team;
•  financial stability and solvency of HTA’s tenants;
•  supply and demand for operating properties in the market areas in which HTA operates;
•  HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;
•  changes in property taxes;
•  legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;
•  fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments
•  changes in interest rates;
•  the availability of capital and financing;
•  restrictive covenants in HTA’s credit facilities;
•  changes in HTA’s credit ratings;
•  HTA’s ability to remain qualified as a REIT;
•  changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and
•  the risk factors set forth in HTA’s 2013 Annual Report on Form 10-K for the year ended December 31, 2013 and in HTA’s Quarterly Reports on Form 10-Q.
Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.